Exhibit 16.1

October 29, 2008

Securities and Exchange Commission

450 Fifth Street. N.W.

Washington, D.C 20549

Dear Sirs:

Re: Nava Resources Inc.

We have read Items 4.01 and 9.01 of Form 8-K dated October 28, 2008 of Nava Resources Inc. (File Ref. no.: 333-150582) and:

a)	We are in agreement with the statements made in paragraphs one through paragraph four.

b)	We have no basis to agree or disagree with the statements made in paragraphs five and six.

Yours truly,

/s/ DMCL

Dale Matheson Carr-Hilton LaBonte LLP

Chartered Accountants